EXHIBIT 31.1

CERTIFICATION

I, A. Lorne Weil, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Inspired Entertainment, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 28, 2019

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman (Principal Executive Officer)